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                                                                   EXHIBIT 10.28

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made this 20th day of March, 1998, by between BIRK S. MCCANDLESS, LLC, a California limited liability company ("Landlord") and NETWORKS ASSOCIATES, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Tenant is the tenant under that certain Lease (the "Lease") dated November 22, 1996 executed by and between Landlord and Informix Corporation, a Delaware corporation ("Informix") and assigned by Informix to Tenant pursuant to that certain Lease Assignment (the "Lease Assignment") dated November 17, 1997 and that certain Consent to Assignment Agreement dated December 18, 1997 (the "Consent to Assignment") covering certain property described in the Lease as the "Premises".

     B. Landlord has exercised its option pursuant to Section 58 of the Lease to recapture that certain space located on the first floor (Plaza Level) consisting of approximately five thousand seven hundred two (5,702) square feet as shown on Exhibit A attached hereto (the "Restaurant Space"), thereby reducing the size of the Premises.

     C. In addition to the Premises, Tenant desires to lease from Landlord and Landlord is willing to lease to Tenant that certain space located on the Lower Level (the "Lower Level Space") consisting of approximately six thousand four hundred twenty (6,420) square feet of space as shown on Exhibit B attached hereto.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein, the parties hereby amend the Lease as follows:

     1. PREMISES. Pursuant to Landlord's exercise of its option under Section 58 of the Lease, the total square footage of the Premises as specified in the Recitals in the Lease and in Section 32 of the Lease is reduced from approximately two hundred seven thousand six hundred fifty (207,650) square feet to approximately


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two hundred one thousand nine hundred forty-eight (201,948) square feet, by deleting the Restaurant Space.

     2. BASIC RENT. The monthly basic rent for the Premises for Lease Months 1-12 as provided in Sections 4(a) and 5(a) of the Lease is hereby modified as follows:

          "The monthly basic rent for the Premises for Lease Months 1-12 shall be Three Hundred Fifty-Three Thousand Four Hundred Nine Dollars ($353,409) per month."

          The basic rent for Lease Months 13-180 shall continue to be adjusted as provided in Section 5(a) of the Lease. The amount paid under Section 4(d) of the Lease shall be applied first against the monthly basic rent for lease month one in its entirety and the balance shall be applied against monthly basic rent for lease month two.

     3. COMMON AREA CHARGES. Tenant's percentage share of the total common area charges as set forth in the first sentence of Section 16 of the Lease shall be reduced from one hundred percent (100%) to ninety-seven and twenty-five one-hundredths percent (97.25%). Tenant's estimated payment of its percentage share of common area charges as set forth in the first sentence of
Section 4(b) shall be reduced from Eighty-Three Thousand Sixty Dollars ($83,060) to Eighty Thousand Seven Hundred Seventy-Five and 85/100 Dollars ($80,775.85) per month and shall be reconciled and adjusted thereafter as specified in Section 16 of the Lease.

     4. LOWER LEVEL SPACE. In addition to the Premises, Landlord hereby leases to Tenant and Tenant leases from Landlord the Lower Level Space subject to the following terms and conditions:

          a. TERM. The rights and obligations with respect to the Lower Level Space under this Section 4 shall commence on the earlier of (i) June 15, 1998 or (ii) occupancy of the Lower Level Space by Tenant's operating personnel (the "Lower Level Commencement Date") and end on the expiration date or earlier termination of the Lease for the Premises.

          b. LOWER LEVEL RENT. Commencing on the Lower Level Commencement Date, Tenant shall pay to Landlord as monthly rent for the Lower Level Space the sum of Eleven Thousand Two Hundred Thirty-Five Dollars ($11,235) per month in the manner specified in Section 4(a) of the Lease for payment of basic rent for the Premises and such amount shall be adjusted on the adjustment dates specified for adjusting basic rent for the Premises under Section 5(a) of the Lease my making the same adjustment to the monthly rent


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for the Lower Level as is made to the monthly basic rent for the Premises (on a per square foot basis) and subject to the same caps, minimums and limitations set forth in Section 5(a) of the Lease. (For example, if the monthly basic rent for the Premises is to be increased by four percent (4%) on the first day of the thirteenth (13th) lease month of the Lease, the monthly rent for the Lower Level Space shall also be increased by four percent (4%) on the same date).

          c. EARLY ACCESS. Tenant shall be permitted access to the Lower Level Space but only for purposes of installing Tenant's furniture, fixtures, equipment, telephone system, low voltage data wiring and personal property necessary for the conduct of Tenant's business, provided that such access by Tenant does not and will not interfere with or cause delay in construction of the Shell Improvements, the Tenant Improvements (as defined in the Lease) or the Lower Level Improvements (as defined in Section 4.e below). Tenant's access shall be subject to all the terms and conditions of the Lease, including the insurance obligations specified in Section 11 of the Lease and Section 7.H of the Lease Assignment. Tenant shall provide Landlord with proof that Tenant has satisfied said insurance requirements. Such access to the Lower Level Space shall not accelerate the Lower Level Commencement Date specified in Section 4(a) above and Tenant shall not be obligated to pay monthly rent until the Lower Level Commencement Date occurs.

          d. COMMON AREA CHARGES. The Lower Level Space is not included in the square footage of the Project for purposes of determining common area percentages and such percentages shall continue to be determined based on the square footage leased on floors 1 through 11 of the Building (excluding the Lower Level) as provided in Section 16 of the Lease. Thus, Tenant shall have no obligation to pay any part of the common area charges of the Project based on the Lower Level Space, but shall continue to be obligated for its percentage share of common area charges based on the Premises as provided in Section 3 of this Amendment.

          e. LOWER LEVEL IMPROVEMENTS. Tenant improvements to be constructed in the Lower Level (the "Lower Level Improvements") shall be constructed in accordance with the terms and provisions of the Tenant Improvements Work Letter Agreement attached as Exhibit D to the Lease (the "Tenant Improvements Work Letter") excluding the Tenant Improvement Standards Section 2 of Exhibit D). the minimum level of Tenant Improvements to be installed by Tenant in the Lower Level Space shall be as follows:

               (1) Floor plan to substantially conform to the attached floor plan;

               (2) Ceilings to be building standard dropped ceiling and tiles. Storage, UPS and shipping


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          and receiving rooms may have no drop ceiling with strip lights if desired by Tenant;

     (3) Flooring to be VCT in corridors and other rooms except storage, UPS and shipping and receiving rooms, which may be sealed concrete;

     (4)  Walls to have smooth finish;

     (5) Standard HVAC to be installed throughout the Lower Level Space as recommended by HVAC contractor;

     (6) Lighting to be building standard 2x4 fixtures with strip fluorescent lights in the areas with no drop ceiling;

     (7) The UPS room will be subject to Landlord's option to require Tenant to restore the area to standard dropped ceiling, VCT, and painted walls to match the adjoining rooms in the Lower Level Space. All special electrical and HVAC for the UPS room shall be removed prior to expiration or earlier termination of the lease.

The Lower Level Improvements shall be deemed part of the Tenant Improvements described therein and treated as a Tenant requested change order to the construction contract for the Tenant Improvements and shall be subject to the provisions of the Tenant Improvements Work Letter. Any delays in construction of the Shell Improvements or the Tenant Improvements arising out of or related to construction of the Lower Level Improvements shall be deemed Tenant Caused Delays under Exhibits C and D to the Lease. The foregoing does not modify the Consent to Assignment insofar as the Commencement Date of the Lease is concerned.

     f. LANDLORD OPTION TO CANCEL LEASE OF LOWER LEVEL SPACE. Prior to the offering to sublease or assign the Lower Level Space to any third party, Tenant shall notify Landlord in writing ("Tenant's Notice of Intention to Sublease/Assign") of its intentions to sublease or assign the Lower Level Space and Landlord shall have thirty (30) days after receipt of such notice to cancel Tenant's lease of the Lower Level Space and recapture the Lower Level Space by giving written notice ("Landlord's LLS Cancellation Notice") thereof to Tenant, which notice shall specify the date of such cancellation, which date shall be not less than thirty (30) days and not more than ninety (90) days after the date of Landlord's LLS Cancellation Notice. If Landlord does not exercise its option to cancel as specified above, then for a period of one (1) year after the date of Tenant's Notice of Intent to



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Sublease/Assign, Tenant shall have the right to sublease or assign the Lower
Level Space to a third party subject to the terms and provisions of Section 19 of the Lease. If (i) Tenant fails to sublease or assign the Lower Level Space within such one (1) year period, or (ii) the Lower Level Space is subleased or assigned to a third party but later becomes available to Tenant again, the option to cancel shall apply and Tenant shall be required to notify Landlord again of Tenant's intention to sublease or assign the Lower Level Space in accordance with the provisions of this Section 4.

     g. INFORMIX NOT OBLIGATED REGARDING LOWER LEVEL SPACE. Informix shall not be obligated to Landlord with respect to any obligation of Tenant arising under
Section 4 of this Amendment. Tenant's obligations to Informix under Section 6.D of the Lease Assignment shall apply to Tenant's lease of the Lower Level Space and Informix is made a third party beneficiary of this Amendment for purposes of enforcing Informix's rights thereunder. In the event that Informix recaptures the Premises pursuant to the provisions of Section 8 of the Lease Assignment, the lease of the Lower Level Space shall be deemed terminated due to a default by Tenant. Tenant shall be liable to Landlord for all damages arising due to the termination of the lease of the Lower Level Space and Landlord shall have all of the rights and remedies specified in Section 20 of the Lease. Informix shall have no liability or obligation to Landlord with respect to the Lower Level Space, but shall continue to be jointly and severally obligated to Landlord for all obligations arising under the Lease with respect to the Premises.

     h. OTHER LEASE TERMS APPLY. Except as specifically provided otherwise above, all other terms, covenants and conditions of the Lease shall apply to the lease of the Lower Level Space. However, notwithstanding anything in this Amendment to the contrary, in the event of any default by Tenant under any term, covenant or condition of the Lease or this Amendment related solely to the Lower Level Space, the Lower Level Space shall be deemed to be separate from the Premises and Landlord's rights and remedies under the Lease shall be exercisable only with respect to the Lower Level Space and Informix shall not be obligated for any damages related thereto. The foregoing shall not modify or limit Landlord's rights and remedies under the Lease in the event of a default relating to the Premises. Under no circumstances shall any default by Tenant solely with regard to the Lower Level Space constitute or give rise to any default under the Lease as regards the Premises, and the Lease shall remain in full force and effect as to the Premises notwithstanding any such default in connection with the Lower Level Space. Further, Landlord shall have no right to use any portion of the Security Deposit payable under the terms of the Lease for purposes of compensating it with respect to any


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damages incurred by it because of Tenant's default with respect to the Lower
Level Space and the First Amendment to Lease.

     5. CORPORATE AUTHORITY. Each individual executing this Amendment on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant and that this Amendment is binding upon Tenant in accordance with its terms. Tenant shall deliver to Landlord, within twenty (20) days of the execution of this Amendment, a copy of the resolution of its Board of Directors authorizing the execution of this Amendment and naming the officers that are authorized to execute this Amendment on its behalf, which copy shall be certified by the corporation's Secretary as correct and in full force and effect.

     Each individual executing the Consent to Amendment on behalf of Informix represents and warrants that he/she is duly authorized to execute and deliver the Consent on behalf of Informix in accordance with a duly adopted resolution of the Board of Directors of Informix and that the Consent is binding upon Informix in accordance with its terms. Informix shall deliver to Landlord, within ten (10) days of the execution of the Consent, a copy of the resolution of its board of Directors authorizing the execution of the Consent and naming the officers that are authorized to execute the Consent on its behalf, which copy shall be certified by the corporation's Secretary as correct and in full force and effect.

     6. RESTATEMENT OF OTHER LEASE TERMS. Except as specifically modified herein, all terms, covenants and conditions of the Lease shall remain in full force and effect.

                           [SIGNATURES ON NEXT PAGE]


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Landlord:                                     Tenant:

BIRK S. McCANDLESS, LLC,                      NETWORKS ASSOCIATES, INC.,
a California limited                          a Delaware corporation
liability company

By:  /s/ BIRK S. MCCANDLESS                   By:  /s/ PRABHAT K. GOYAL
   -------------------------                     ----------------------------
Name: Birk S. McCandless                      Name: Prabhat K. Goyal
     -----------------------                       --------------------------
Title:  Manager                               Title:  Chief Financial Officer
      ----------------------                        -------------------------
Date:                                         Date:  2/25/98
     -----------------------                       --------------------------




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

                              CONSENT TO AMENDMENT

     INFORMIX CORPORATION, a Delaware corporation ("Informix") hereby consents to the foregoing First Amendment to Lease and agrees that it shall continue to be and remain jointly and severally liable for the payment of rent and for the performance of all other obligations of "Tenant" under the Lease Transaction Documents as modified by the First Amendment, except as otherwise provided in the First Amendment.


                              INFORMIX CORPORATION,
                              a Delaware corporation


                              By:  /s/ GARY LLOYD
                                 -----------------------------------------------
                              Name: Gary Lloyd
                                 -----------------------------------------------
                              Title:  Vice President, Legal and General Counsel
                                    --------------------------------------------
                              Date:
                                   ---------------------------------------------


                         LENDER'S CONSENT TO AMENDMENT

     GUARANTY FEDERAL BANK, F.S.B., a federal savings bank, hereby consents to the foregoing First Amendment to Lease.

                              GUARANTY FEDERAL BANK, F.S.B.,
                              a federal savings bank

                              By:  /s/ JAMES J. JOHNSON
                                 -----------------------------------------------
                                   James J. Johnson
                                   Vice President

                              Date:  3-19-98
                                   ---------------------------------------------



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                                   EXHIBIT A




                   [LAYOUT OF PLAZA LEVEL, 5,702 SQUARE FEET]

                                   EXHIBIT B




                   [LAYOUT OF LOWER LEVEL, 6,430 SQUARE FEET]

                                   EXHIBIT B




                                 [AREA LAYOUT]